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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Emerging Markets Infrastructure Fund, Inc.
One Citicorp Center
153 East 53rd Street
New York, New York 10022



                      Emerging Markets Infrastructure Fund
                              Holds Annual Meeting



For Immediate Release
May 21, 1999

Contact: Investor Relations
         Credit Suisse Asset Management (formerly BEA Associates)
         1-800-293-1232


     New York, New York. The Emerging Markets Infrastructure Fund, Inc. (NYSE:EMG) held its 1999 Annual Meeting of Shareholders yesterday, which had been postponed from May 14th.

     The shareholders voted on two proposals -- the re-election of two incumbent Directors and the ratification of the Fund's independent accountants for the current fiscal year. The shareholders' votes on these matters will be tabulated by CT Corporation, the judge of election, and the results will be announced as soon as they become available which is expected to be today.

     The two shareholder nominees for the Board and the three shareholder proposals, each as described in the proxy materials previously provided to the shareholders, were not presented to the meeting because the proponents of those matters failed to attend the meeting. Consequently, those matters were not voted on.